CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of IBroadband, Inc., on Form 10-QSB for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof, I, , Chief Executive and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Sections 906 of the Sabanes-Oxley Act of 2002, that:

(1)

The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange act of 1934; and

(2)

The information contained in the report fairly presents, in al material respects, the financial condition and result of operations of the Company.

IBroadband, Inc.

By: /s/ Matthew Hutchins

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Title:  President/ Chief Executive Officer

Date: April 26, 2006